UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unless otherwise indicated, all numbers are in thousands except share and per share information)

On April 1, 2019, pursuant to an asset purchase agreement (the "Merger Agreement"), dated as of February 21, 2019, between Envestnet Inc. ("Envestnet"), Tamarac, Inc. (“Tamarac”), a wholly owned subsidiary of Envestnet, Performance Technologies, Inc. (“Seller”), a wholly owned subsidiary of The Charles Schwab Corporation (“Schwab”), and Schwab, Tamarac completed the acquisition (the “Acquisition”) of certain assets, primarily consisting of intangible assets, and the assumption of certain liabilities, of the Sellers’ PortfolioCenter Business (the "PortfolioCenter Business"). The PortfolioCenter Business provides investment advisors and investment advisory service providers with desktop, hosted and outsourced multicustodial software solutions. These solutions provide data-management and performance-measurement tools, as well as customizable accounting, reporting, and billing functions delivered through the commercial software application products known as PortfolioCenter Desktop, PortfolioCenter Hosted, PortfolioServices and Service Bureau. The PortfolioCenter Business operates in the United States.

In connection with the Acquisition, Tamarac paid $17,500 in cash and assumed certain liabilities. Tamarac funded the  Acquisition with available cash resources. The Seller is also entitled to an earn-out payment ("contingent consideration") that will be based on certain PortfolioCenter Business’ customer revenues for the twelve-month period beginning on April 1, 2020.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2018 combines the historical consolidated balance sheets of Envestnet and the PortfolioCenter Business, giving effect to the Acquisition as if it had occurred on December 31, 2018.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 combines the historical consolidated statements of operations of Envestnet and the PortfolioCenter Business, giving effect to the Acquisition as if it had occurred on January 1, 2018.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the condensed combined statement of operations, expected to have a continuing impact on the combined company's results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with:

•the audited consolidated financial statements and related notes of Envestnet contained in Envestnet's Annual Report on Form 10-K for the year ended December 31, 2018;

•the audited abbreviated financial statements and related notes of the PortfolioCenter Business of Performance Technologies, Inc. as of and for the years ended December 31, 2018 and 2017, which are included as Exhibit 99.1 to the Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are filed as an exhibit.

Prior to the Acquisition, the Seller did not maintain separate discrete financial information for the PortfolioCenter Business necessary to prepare complete financial statements. As a result, the audited abbreviated financial statements omitted certain costs not directly involved in the revenue producing activities of the PortfolioCenter Business. These omitted costs include costs related to corporate overhead, such as executive management, risk management, accounting, tax, legal, compliance, human resources, information technology management and other general support functions. Therefore, the audited abbreviated financial statements are not intended to be a complete presentation of the PortfolioCenter Business' assets or liabilities, nor of its revenue and expenses. Accordingly, the historical operating results of the PortfolioCenter Business may not be indicative of the results that might have been achieved had the PortfolioCenter Business been a stand-alone entity. As a result, the unaudited pro forma condensed combined financial statements are not indicative of the financial condition or results of operations of the acquired business going forward due to potential changes in the business and the omission of various operating expenses.

The unaudited pro forma condensed combined financial information has been prepared by Envestnet using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles ("GAAP"). Envestnet has been treated as the acquirer in the Acquisition for accounting purposes. The acquisition accounting, including certain valuation and other studies, is in progress and is not yet at the point where there is sufficient information for a definitive measurement. The assets and liabilities of PortfolioCenter Business have been measured based on various preliminary estimates using assumptions that Envestnet believes are reasonable based on information that is currently available to it. Differences between these preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

Envestnet will finalize the acquisition accounting as soon as reasonably practicable within the required measurement period prescribed by Accounting Standards Codification ("ASC") 805, Business Combinations, but no later than one year following the completion of the Acquisition.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Envestnet and the PortfolioCenter Business would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Acquisition. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the Acquisition and also does not reflect any restructuring or integration-related costs, if any, to achieve those potential cost savings. The PortfolioCenter Business has historically provided certain services to Tamarac. These transactions have been eliminated in the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet of Envestnet
and the PortfolioCenter Business of Performance Technologies, Inc.
As of December 31, 2018
(in thousands)

	Historical		Pro Forma
	Envestnet	PortfolioCenter	Adjustments		Combined

Assets:
Current assets:
Cash and cash equivalents	$289,345	$—	$(17,500)	(a)	$271,845
Fees and other receivables, net	68,004	394	(348)	(b)	68,050
Prepaid expenses and other current assets	23,557	—	—		23,557
Total current assets	380,906	394	(17,848)		363,452
					—
Property and equipment, net	44,991	—	—		44,991
Internally developed software, net	38,209	—	—		38,209
Intangible assets, net	305,241	—	12,400	(c)	317,641
Goodwill	519,102	3,229	11,377	(d)	533,708
Other non-current assets	25,298	—	—		25,298
Total assets	$1,313,747	$3,623	$5,929		$1,323,299

Liabilities and Equity:
Current liabilities:
Accrued expenses	$133,298	$—	$—		$133,298
Accounts payable	19,567	—	(348)	(b)	19,219
Convertible Notes due 2019	165,711	—	—		165,711
Deferred revenue	23,988	3,965	(2,365)	(e)	25,588
Contingent Consideration	732	—	—		732
Total current liabilities	343,296	3,965	(2,713)		344,548

Convertible notes	294,725	—	—		294,725
Contingent consideration	—	—	8,300	(f)	8,300
Deferred revenue	6,910	—	—		6,910
Deferred rent and lease incentive	17,569	—	—		17,569
Deferred tax liabilities, net	640	—	—	(j)	640
Other non-current liabilities	18,005	—	—		18,005
Total liabilities	681,145	3,965	5,587		690,697

Equity:
Total Stockholders' equity	633,700	(342)	342	(g)	633,700
Non-controlling interest	(1,098)	—	—		(1,098)
Total liabilities and equity	$1,313,747	$3,623	$5,929		$1,323,299

See notes to the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations of Envestnet
and the PortfolioCenter Business of Performance Technologies, Inc.
Year Ended December 31, 2018
(in thousands, except share and per share information)

	Historical		Pro Forma
	Envestnet	PortfolioCenter	Adjustments		Combined

Revenues	$812,363	$18,790	$(5,376)	(h)	$825,777

Operating expenses:
Cost of revenues	263,400	3,812	(3,920)	(h)	263,292
Compensation and benefits	317,188	6,425	(165)	(i)	323,448
General and administration	139,984	1,816	1,080	(f)	142,880
Depreciation and amortization	77,626	—	2,222	(c)	79,848
Total operating expenses	798,198	12,053	(783)		809,468

Income from operations	14,165	6,737	(4,593)		16,309

Other expense, net	(23,327)	—	—		(23,327)
Income (loss) before income tax benefit	(9,162)	6,737	(4,593)		(7,018)

Income tax provision (benefit)	(13,172)	—	410	(j)	(12,762)

Net income	4,010	6,737	(5,003)		5,744
Add: net loss attributable to non-controlling interest	1,745	—	—		1,745
Net income attributable to Envestnet, Inc.	$5,755	$6,737	$(5,003)		$7,489

Net income per share:
Basic	$0.13	—	—		$0.17
Diluted	$0.12	—	—		$0.16
Weighted average common shares outstanding:
Basic	45,268,002	—	—		45,268,002
Diluted	47,384,085	—	—		47,384,085

See notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     (In thousands, except shares and per share amounts)

1.	Description of Transaction

On April 1, 2019, pursuant to an asset purchase agreement (the "Merger Agreement"), dated as of February 21, 2019, between Envestnet, Tamarac, Inc. (“Tamarac”), a wholly owned subsidiary of Envestnet, Performance Technologies, Inc. (“Seller”), a wholly owned subsidiary of The Charles Schwab Corporation (“Schwab”), and Schwab, Tamarac completed the acquisition (the “Acquisition”) of certain assets, primarily consisting of intangible assets, and the assumption of certain liabilities, of the Sellers’ PortfolioCenter Business. The PortfolioCenter Business provides investment advisors and investment advisory service providers with desktop, hosted and outsourced multicustodial software solutions. These solutions provide data-management and performance-measurement tools, as well as customizable accounting, reporting, and billing functions delivered through the commercial software application products known as PortfolioCenter Desktop, PortfolioCenter Hosted, PortfolioServices and Service Bureau. The PortfolioCenter Business operates in the United States.

In connection with the Acquisition, Tamarac paid $17,500 in cash and assumed certain liabilities. Tamarac funded the Acquisition with available cash resources. The Seller is also entitled to contingent consideration which is based on certain PortfolioCenter Business’ customer revenues for the twelve-month period beginning on April 1, 2020.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of Envestnet and the abbreviated financial statements of the Seller. The acquisition method of accounting is based on ASC 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the time the Acquisition was completed at the then-current market price.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Envestnet may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Envestnet’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded, as of the completion of the Acquisition, primarily at their respective fair values and added to those of Envestnet. Financial statements of Envestnet issued after the completion of the Acquisition will reflect these values, but will not be retroactively restated to reflect the Seller's historical financial position or results of operations.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 are required to exclude non-recurring costs and costs directly related to the Acquisition. Acquisition-related transaction costs incurred by Envestnet and the PortfolioCenter Business were not material.

The unaudited pro forma condensed combined balance sheet as of December 31, 2018 is required to include adjustments which give effect to events that are directly attributable to the Acquisition regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring.

The unaudited pro forma condensed combined financial statements do not reflect any projected realization of cost savings following completion of the Acquisition. These cost savings opportunities are primarily related to administrative cost savings. Although Envestnet projects that cost savings will result from the Acquisition, there can be no assurance that these cost savings will be achieved. The unaudited pro forma condensed combined financial statements do not reflect any potential

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     (In thousands, except shares and per share amounts)

restructuring and integration-related costs associated with the projected cost savings. Such restructuring and integration-related costs, if any, will be expensed in the appropriate accounting periods after completion of the Acquisition.

3. Accounting Policies

At completion of the Acquisition, Envestnet reviewed the PortfolioCenter Business' accounting policies and did not identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. Therefore, the unaudited pro forma condensed combined financial statements assume there are no differences in accounting policies.

4. Consideration Transferred

The following is a summary of preliminary consideration transferred to effect the acquisition of the PortfolioCenter Business:

Base consideration	$17,500
Estimated contingent consideration (see footnote 6(f))	8,300
Total estimated fair value of consideration transferred	$25,800

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Envestnet in the Acquisition:

Total tangible assets acquired	$394
Total liabilities assumed	(1,600)
Identifiable intangible assets	12,400
Goodwill	14,606
Total estimated preliminary consideration allocation	$25,800

Identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements and consistent with ASC 820's requirements for fair value measurements, it is assumed that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets, but it is not assumed that any market participant synergies will be achieved.

The fair value of identifiable intangible assets is determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset. Other valuation methods, including the market approach and cost approach, were also considered. Goodwill is calculated as the difference between the acquisition-date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed.

As of the date of this Form 8-K/A filing, Envestnet has not finalized the calculation of the estimated fair values of PortfolioCenter Business' identifiable intangible assets. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to: the amount and timing of projected future cash flows (including revenue and profitability); the discount rate selected to measure the risks inherent in the determination of future cash flows; the assessment of the asset’s life cycle; and the competitive trends impacting the asset. For purposes of these unaudited pro forma condensed combined financial statements, the fair value of PortfolioCenter Business' identifiable intangible assets and their useful lives have been preliminarily estimated as follows:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     (In thousands, except shares and per share amounts)

	Estimated Fair Value	Estimated Useful Life in Years
Customer list	$9,100	10
Proprietary technology	3,300	4
Total intangible assets acquired	$12,400

These preliminary estimates of fair values and useful lives may be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Once Envestnet has completed the final valuation of PortfolioCenter Business' intangible assets, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets (as applicable) and/or (iii) the estimated useful life of each category of intangible assets. The combined effect of any such changes to these estimated fair values could then also result in a significant increase or decrease to Envestnet’s estimate of associated amortization expense.

6. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a) To reflect the cash consideration amount of $17,500 paid with available cash.

(b) To eliminate the historical intercompany receivable/payable of $348 related to services provided to Tamarac from the PortfolioCenter Business.

(c) To record the estimated fair value of PortfolioCenter Business' intangible assets and the resulting amortization expense:

			Amortization
	Estimated Fair Value	Estimated Useful Life in Years	For the year ended December 31, 2018
Customer relationship	$9,100	10	$1,397
Proprietary technology	3,300	4	825
Total intangible assets acquired	$12,400		$2,222

Amortization expense related to customer relationships are amortized on a modified accelerated method and proprietary technology is amortized on a straight-line method. A five percent increase or decrease in each of the intangible asset fair values would result in an approximate increase or decrease of $111 in the estimated amortization expense for the year ended December 31, 2018.

(d)  To record the estimated fair value of goodwill of $14,606 for the Acquisition and to eliminate PortfolioCenter Business' historic goodwill of $3,229.

(e) To record the fair value adjustment of $2,365 to deferred revenue acquired from PortfolioCenter Business in accordance with ASC 820. The fair value of deferred revenue represents the amount equivalent to the estimated cost plus a reasonable profit margin to perform services based on deferred revenue balances of PortfolioCenter Business as of December 31, 2018.

(f) To record the fair value of contingent consideration of $8,300 as of December 31, 2018 and accretion expense of $1,080 for the year ended December 31, 2018, using an assumed discount rate of 11.8%.

(g)  To eliminate PortfolioCenter's historical accumulated deficit of $342.

(h) To eliminate 2018 intercompany revenue of $3,920 related to PortfolioCenter Business sales to Tamarac and to eliminate $1,456 of related party revenue between the PortfolioCenter Business and Schwab that will not continue subsequent to the date of the Acquisition.

(i) Envestnet issued restricted stock units to certain legacy PortfolioCenter employees in conjunction with the Acquisition. The restricted stock units vest one third on the first anniversary of the grant date and quarterly thereafter. To record stock-based

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     (In thousands, except shares and per share amounts)

compensation for the issuance of the restricted shares and to eliminate stock-based compensation recorded by PortfolioCenter Business for the historical periods presented:

For the year ended December 31, 2018
Stock compensation expense for new RSU grants	$63
Less: Historical PortfolioCenter Business RSU stock compensation expense	(228)
Net	$(165)

(j) Envestnet has a valuation allowance on its net deferred tax assets. As a result of the Acquisition, Envestnet will recognize tax expense related to state taxes and goodwill amortization which are not offset by the valuation allowance.